Exhibit 99.1

FOR IMMEDIATE RELEASE

Select Comfort Announces Second Quarter 2017 Results

•	Reported net sales increase of 3% to $285 million

•	While demand exceeded expectations, inventory shortage shifted a week of deliveries ($25 million) to third quarter

•	Year-to-date net sales increased 8% and EPS 83%

•	Generated record operating cash flow of $89 million for the first six months of the year

•	Reiterates full-year 2017 EPS outlook of $1.25 to $1.50 per share

MINNEAPOLIS - (July 17, 2017) - Select Comfort Corporation (NASDAQ: SCSS) today reported second quarter 2017 results for the period ended July 1, 2017.

“We are pleased with traffic and sales in the second quarter, including strong demand for our revolutionary new innovation, the Sleep Number 360™ smart bed,” said Shelly Ibach, president and chief executive officer of Select Comfort. “As we worked through an inventory shortage from one of our new suppliers during the quarter, about a week’s worth of deliveries shifted into the third quarter. Our underlying demand trends in the second quarter exceeded our expectations. With our growth initiatives delivering consistent traffic and sales performance, we are reiterating our full-year EPS outlook.”

Second Quarter Review

•
Net sales increased 3% to $285 million. Second quarter net sales reflected a $25 million net sales shift to the third quarter as a result of an inventory shortage from one of our suppliers that is now resolved

•	Gross profit increased 3% to $177 million, with our gross margin rate of 62.0% up 10 basis points versus the prior year

•
Loss per diluted share of $0.02, compared with earnings per share of $0.03 in the prior year’s quarter; second quarter earnings per share included an estimated 12 cent per share negative impact related to the shift of deliveries to the third quarter

Cash Flows and Balance Sheet Review

•	Generated $89 million in net cash from operating activities for the first six months of 2017, compared with $47 million for the same period last year

•
Invested $27 million in capital expenditures and returned $75 million of cash to shareholders through share repurchases during the first six months of 2017 compared with $24 million and $70 million, respectively, for the same period last year

•	Ended the quarter with $14 million of borrowings against the $153 million revolving credit facility, as planned

•	Return on invested capital (ROIC) was 13.6% for the trailing-twelve month period, well above our cost of capital

Financial Outlook
The company reiterates its outlook for 2017 earnings per diluted share of $1.25 to $1.50. The outlook continues to include an estimated $0.15 to $0.22 EPS impact from incremental costs related to the launch of the Sleep Number 360™ smart bed line and the evolution of our supply chain. The outlook assumes high single-digit sales growth, including 4 to 6 percentage points from net new store openings and low single-digit comp store growth. The company anticipates 2017 capital expenditures to be approximately $55 million.

Select Comfort Announces Second-quarter 2017 Results – Page 2 of 9

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
Thirty years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” by J.D. Power in 2015 and 2016. As the pioneer in biometric sleep tracking and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 3,800 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of the more than 540 Sleep Number® stores located in 49 states or SleepNumber.com.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; the potential for claims that our products, processes or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including the potential for shortages in supply of key components; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; Susan.Eich@selectcomfort.com

Select Comfort Announces Second-quarter 2017 Results – Page 3 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 1, 2017	% of Net Sales	July 2, 2016	% of Net Sales

Net sales	$284,673	100.0%	$276,878	100.0%
Cost of sales	108,054	38.0%	105,617	38.1%
Gross profit	176,619	62.0%	171,261	61.9%

Operating expenses:
Sales and marketing	144,498	50.8%	134,785	48.7%
General and administrative	28,819	10.1%	27,018	9.8%
Research and development	6,363	2.2%	7,062	2.6%
Total operating expenses	179,680	63.1%	168,865	61.0%
Operating (loss) income	(3,061)	(1.1%)	2,396	0.9%
Other expense, net	(282)	(0.1%)	(229)	(0.1%)
(Loss) income before income taxes	(3,343)	(1.2%)	2,167	0.8%
Income tax (benefit) expense	(2,565)	(0.9%)	751	0.3%
Net (loss) income	$(778)	(0.3%)	$1,416	0.5%

Net (loss) income per share – basic	$(0.02)		$0.03

Net (loss) income per share – diluted	$(0.02)		$0.03

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	41,716		46,394
Dilutive effect of stock-based awards [1]	—		650
Diluted weighted-average shares outstanding [1]	41,716		47,044

1 For the three months ended July 1, 2017, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Second-quarter 2017 Results – Page 4 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 1, 2017	% of Net Sales	July 2, 2016	% of Net Sales

Net sales	$678,572	100.0%	$629,858	100.0%
Cost of sales	255,494	37.7%	249,523	39.6%
Gross profit	423,078	62.3%	380,335	60.4%

Operating expenses:
Sales and marketing	313,764	46.2%	285,453	45.3%
General and administrative	62,588	9.2%	57,924	9.2%
Research and development	13,959	2.1%	14,664	2.3%
Total operating expenses	390,311	57.5%	358,041	56.8%
Operating income	32,767	4.8%	22,294	3.5%
Other expense, net	(420)	(0.1%)	(326)	(0.1%)
Income before income taxes	32,347	4.8%	21,968	3.5%
Income tax expense	8,664	1.3%	7,583	1.2%
Net income	$23,683	3.5%	$14,385	2.3%

Net income per share – basic	$0.56		$0.30

Net income per share – diluted	$0.55		$0.30

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	42,233		47,247
Dilutive effect of stock-based awards	847		698
Diluted weighted-average shares outstanding	43,080		47,945

Select Comfort Announces Second-quarter 2017 Results – Page 5 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	July 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$2,082	$11,609
Accounts receivable, net of allowance for doubtful accounts of $856 and $884, respectively	24,486	19,705
Inventories	69,856	75,026
Income taxes receivable	3,681	—
Prepaid expenses	10,686	8,705
Other current assets	18,397	23,282
Total current assets	129,188	138,327

Non-current assets:
Property and equipment, net	205,621	208,367
Goodwill and intangible assets, net	78,678	80,817
Deferred income taxes	—	4,667
Other non-current assets	27,243	24,988
Total assets	$440,730	$457,166

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$13,950	$—
Accounts payable	105,593	105,375
Customer prepayments	45,725	26,207
Accrued sales returns	12,602	15,222
Compensation and benefits	29,051	19,455
Taxes and withholding	6,547	23,430
Other current liabilities	39,195	35,628
Total current liabilities	252,663	225,317

Non-current liabilities:
Deferred income taxes	307	—
Other non-current liabilities	73,321	71,529
Total liabilities	326,291	296,846

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 41,066 and 43,569 shares issued and outstanding, respectively	411	436
Additional paid-in capital	—	—
Retained earnings	114,028	159,884
Total shareholders’ equity	114,439	160,320
Total liabilities and shareholders’ equity	$440,730	$457,166

Select Comfort Announces Second-quarter 2017 Results – Page 6 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Six Months Ended
	July 1, 2017	July 2, 2016
Cash flows from operating activities:
Net income	$23,683	$14,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,177	27,960
Stock-based compensation	7,876	7,606
Net loss on disposals and impairments of assets	2	7
Excess tax benefits from stock-based compensation	—	(472)
Deferred income taxes	4,974	985
Changes in operating assets and liabilities:
Accounts receivable	(4,781)	5,489
Inventories	5,170	12,904
Income taxes	(14,532)	15,324
Prepaid expenses and other assets	2,110	(6,838)
Accounts payable	11,858	(15,282)
Customer prepayments	19,518	(26,885)
Accrued compensation and benefits	9,834	9,249
Other taxes and withholding	(6,032)	1,654
Other accruals and liabilities	(2,050)	1,034
Net cash provided by operating activities	88,807	47,120

Cash flows from investing activities:
Purchases of property and equipment	(27,132)	(23,764)
Proceeds from sales of property and equipment	—	67
Proceeds from marketable debt securities	—	15,090
Decrease in restricted cash	3,150	—
Net cash used in investing activities	(23,982)	(8,607)

Cash flows from financing activities:
Net increase in short-term borrowings	3,098	12,574
Repurchases of common stock	(80,094)	(71,366)
Proceeds from issuance of common stock	2,654	1,623
Excess tax benefits from stock-based compensation	—	472
Debt issuance costs	(10)	(409)
Net cash used in financing activities	(74,352)	(57,106)
Net decrease in cash and cash equivalents	(9,527)	(18,593)
Cash and cash equivalents, at beginning of period	11,609	20,994
Cash and cash equivalents, at end of period	$2,082	$2,401

Select Comfort Announces Second-quarter 2017 Results – Page 7 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Percent of sales:
Retail	90.4%	90.6%	91.0%	90.8%
Online and phone	7.3%	6.0%	7.0%	6.2%
Wholesale/other	2.3%	3.4%	2.0%	3.0%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(6%)	(7%)	(1%)	(5%)
Online and phone	26%	(2%)	22%	3%
Company-Controlled comparable sales change	(4%)	(6%)	0%	(5%)
Net opened/closed stores	8%	6%	9%	5%
Total Company-Controlled Channel	4%	0%	9%	0%
Wholesale/other	(31%)	21%	(27%)	15%
Total	3%	1%	8%	1%

Stores open:
Beginning of period	546	497	540	488
Opened	8	19	24	33
Closed	(5)	(10)	(15)	(15)
End of period	549	506	549	506

Other metrics:
Average sales per store ($ in 000's) [1]	$2,335	$2,333
Average sales per square foot [1]	$906	$937
Stores > $1 million net sales [1]	97%	98%
Stores > $2 million net sales [1]	58%	59%
Average revenue per mattress unit [2]	$4,306	$4,206	$4,155	$4,074

1 Trailing twelve months for stores open at least one year.
2 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Select Comfort Announces Second-quarter 2017 Results – Page 8 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net (loss) income	$(778)	$1,416	$60,715	$25,067
Income tax (benefit) expense	(2,565)	751	25,597	11,691
Interest expense	288	251	924	497
Depreciation and amortization	14,918	14,053	60,170	53,261
Stock-based compensation	4,172	3,840	12,231	12,068
Asset impairments	2	14	47	66
Adjusted EBITDA	$16,037	$20,325	$159,684	$102,650

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net cash provided by (used in) operating activities	$1,938	$(16,861)	$193,332	$110,008
Subtract: Purchases of property and equipment	13,921	11,475	61,220	70,412
Free cash flow	$(11,983)	$(28,336)	$132,112	$39,596

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces Second-quarter 2017 Results – Page 9 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	July 1, 2017	July 2, 2016
Net operating profit after taxes (NOPAT)
Operating income	$87,124	$37,035
Add: Rent expense [1]	70,815	64,232
Add: Interest income	112	219
Less: Depreciation on capitalized operating leases [2]	(17,956)	(16,749)
Less: Income taxes [3]	(46,095)	(27,055)
NOPAT	$94,000	$57,682

Average invested capital
Total equity	$114,439	$173,807
Less: Cash greater than target [4]	—	—
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	566,520	513,856
Total invested capital at end of period	$680,959	$687,663
Average invested capital [7]	$690,524	$724,593
Return on invested capital (ROIC) [8]	13.6%	8.0%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 32.9% and 31.9% for 2017 and 2016, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.